                                                                     EXHIBIT 4.1

                                                                       EXECUTION

                                 TRUST AGREEMENT

                                      among

                   AEGIS ASSET BACKED SECURITIES CORPORATION,
                                  as Depositor,

                            WILMINGTON TRUST COMPANY,
                                as Owner Trustee

                                       and

                             WELLS FARGO BANK, N.A.,
                                as Administrator

                           Dated as of October 1, 2006

                   AEGIS ASSET BACKED SECURITIES TRUST 2006-1
                              Mortgage Backed Notes
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                             ARTICLE I DEFINITIONS

Section 1.01.  Definitions ..............................................     1
Section 1.02.  Other Definitional Provisions ............................     5

                             ARTICLE II ORGANIZATION

Section 2.01.  Name .....................................................     5
Section 2.02.  Office ...................................................     6
Section 2.03.  Purpose and Powers .......................................     6
Section 2.04.  Appointment of the Owner Trustee .........................     6
Section 2.05.  Initial Capital Contribution; Declaration of Trust .......     6
Section 2.06.  Initial Beneficiary ......................................     7
Section 2.07.  Liability of the Holder of the Ownership Certificates ....     7
Section 2.08.  Situs of Trust ...........................................     7
Section 2.09.  Title to Trust Property ..................................     7
Section 2.10.  Representations and Warranties of the Depositor ..........     8
Section 2.11.  Tax Treatment ............................................     9
Section 2.12.  Investment Company .......................................     9

        ARTICLE III THE OWNERSHIP CERTIFICATES AND TRANSFERS OF INTERESTS

Section 3.01.  The Ownership Certificates ...............................     9
Section 3.02.  Execution, Authentication and Delivery of the Ownership
                  Certificates ..........................................    10
Section 3.03.  Registration of and Limitations on Transfers and Exchanges
                  of the Ownership Certificates .........................    10
Section 3.04.  Lost, Stolen, Mutilated or Destroyed Ownership
                  Certificates ..........................................    13
Section 3.05.  Persons Deemed Certificateholders ........................    13
Section 3.06.  Access to List of Certificateholders' Names and Addresses.    13
Section 3.07.  [Reserved] ...............................................    13
Section 3.08.  Maintenance of Office or Agency ..........................    13
Section 3.09.  Certificate Paying Agent .................................    14

              ARTICLE IV APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 4.01.  Certificate Distribution Account .........................    15
Section 4.02.  Application of Trust Funds ...............................    15
Section 4.03.  Method of Payment ........................................    15
Section 4.04.  [Reserved] ...............................................    16
Section 4.05.  Segregation of Moneys; No Interest .......................    16


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              ARTICLE V AUTHORITY AND DUTIES OF THE OWNER TRUSTEE;
                          ACTION BY CERTIFICATEHOLDERS

Section 5.01.  General Authority ........................................    16
Section 5.02.  General Duties ...........................................    16
Section 5.03.  Action Upon Instruction ..................................    16
Section 5.04.  No Duties Except as Specified under Specified Documents or
                  in Instructions .......................................    17
Section 5.05.  Restrictions .............................................    18
Section 5.06.  Prior Notice to the Holder with Respect to Certain
                  Matters ...............................................    18
Section 5.07.  Action by the Holder with Respect to Bankruptcy ..........    20
Section 5.08.  Restrictions on the Holder's Power .......................    20

                     ARTICLE VI CONCERNING THE OWNER TRUSTEE

Section 6.01.  Acceptance of Trusts and Duties ..........................    20
Section 6.02.  Furnishing of Documents ..................................    21
Section 6.03.  Books and Records ........................................    21
Section 6.04.  Representations and Warranties ...........................    22
Section 6.05.  Reliance; Advice of Counsel ..............................    23
Section 6.06.  Not Acting in Individual Capacity ........................    24
Section 6.07.  Owner Trustee Not Liable for Ownership Certificates or
                  Collateral ............................................    24
Section 6.08.  Owner Trustee May Own Ownership Certificates and Notes ...    24
Section 6.09.  Licenses .................................................    25
Section 6.10.  Doing Business in Other Jurisdictions ....................    25
Section 6.11.  Reporting Requirements of the Commission .................    25

                  ARTICLE VII INDEMNIFICATION AND COMPENSATION

Section 7.01.  Trust Expenses ...........................................    26
Section 7.02.  Indemnification ..........................................    27
Section 7.03.  Compensation .............................................    27
Section 7.04.  Lien on Trust Estate .....................................    28

                      ARTICLE VIII TERMINATION OF AGREEMENT

Section 8.01.  Termination of Agreement .................................    28

        ARTICLE IX SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.01.  Eligibility Requirements for Owner Trustee ...............    29
Section 9.02.  Resignation or Removal of Owner Trustee ..................    29
Section 9.03.  Successor Owner Trustee ..................................    30
Section 9.04.  Merger or Consolidation of Owner Trustee .................    30
Section 9.05.  Appointment of Co-Trustee or Separate Trustee ............    30

                             ARTICLE X MISCELLANEOUS

Section 10.01. Supplements and Amendments ...............................    32


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Section 10.02. No Legal Title to Trust Estate in Holder .................    33
Section 10.03. Pledge of Collateral by Owner Trustee is Binding .........    33
Section 10.04. Limitations on Rights of Others ..........................    33
Section 10.05. Notices ..................................................    33
Section 10.06. Severability .............................................    34
Section 10.07. Separate Counterparts ....................................    34
Section 10.08. Successors and Assigns ...................................    34
Section 10.09. Headings .................................................    34
Section 10.10. Governing Law ............................................    34
Section 10.11. No Petition ..............................................    34
Section 10.12. No Recourse ..............................................    35
Section 10.13. Reporting Requirements of the Commission and
                  Indemnification .......................................    35

                               ARTICLE XI OFFICERS

Section 11.01. Appointment of Officers ..................................    35
Section 11.02. Officers to Provide Information to the Owner Trustee .....    35

EXHIBITS:

Exhibit A-X   Form of Class X Ownership Certificate
Exhibit A-R   Form of Class R Ownership Certificate
Exhibit B     [Reserved]
Exhibit C     Form of Certificate of Trust
Exhibit D     Form of Rule 144A Investment Letter
Exhibit E     Owner Trustee Fee Letter Agreement
Exhibit F     Form of Representation and Warranty Regarding Transferee's Status
              as a REIT, Qualified REIT Subsidiary or Disregarded Entity
Exhibit G     Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit H     Transaction Parties


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

     This TRUST AGREEMENT dated as of October 1, 2006, is by and among AEGIS ASSET BACKED SECURITIES CORPORATION, a Delaware corporation (the "Depositor"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Owner Trustee (the "Owner Trustee"), and WELLS FARGO BANK, N.A., a national banking association, as Administrator (the "Administrator").

     WHEREAS, pursuant to the Transfer and Servicing Agreement entered into simultaneously with this Trust Agreement, Depositor intends to sell, transfer and assign to a Delaware statutory trust created hereunder certain Mortgage Loans and related assets (collectively, the "Collateral"), which statutory trust would then pledge such Collateral under an indenture in order to secure the issuance of the Aegis Asset Backed Securities Trust 2006-1 Mortgage-Backed Notes (the "Notes"), the net proceeds of which would be applied toward the purchase of the Collateral.

     WHEREAS, the Depositor, the Owner Trustee and the Initial Holder intend that the Trust be treated as a Qualified REIT Subsidiary for federal income tax purposes.

     WHEREAS, the Depositor, the Owner Trustee and the Administrator desire to enter into this Agreement in order to effect the foregoing.

     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.01. Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below.

     Actual Knowledge: With respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee responsible for administering the Trust hereunder, or under the Operative Documents, who has actual knowledge of an action taken or an action not taken with regard to the Trust. Actions taken or actions not taken of which the Owner Trustee should have had knowledge, or has constructive knowledge, do not meet the definition of Actual Knowledge hereunder. With respect to the Administrator, any Responsible Officer of the Administrator who has actual knowledge of an action taken or an action not taken with regard to the Trust. Actions taken or actions not taken of which the Administrator should have had knowledge, or has constructive knowledge, do not meet the definition of Actual Knowledge hereunder.

     Administrator: Wells Fargo Bank, N.A., or any successor in interest.

     Aegis: Aegis Mortgage Corporation, a Delaware corporation.

     Agreement or Trust Agreement: This Trust Agreement and any amendments or modifications hereof.

     Authorized Officer: With respect to the Trust, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President, Assistant Vice President, Trust Officer, or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Trust and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     Bank: Wilmington Trust Company in its individual capacity and not as Owner Trustee under this Agreement.

     Certificate: Any Ownership Certificate issued pursuant to this Agreement.

     Certificate of Trust: The Certificate of Trust to be filed by the Owner Trustee for the Trust pursuant to Section 3810(a) of the Delaware Trust Statute in the form of Exhibit C hereto.

     Certificate Paying Agent: Initially, the Administrator, in its capacity as Certificate Paying Agent, or any successor to the Administrator in such capacity.

     Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of the Ownership Certificates and of transfers and exchanges of such Ownership Certificates.

     Certificate Registrar: Initially, the Administrator, in its capacity as Certificate Registrar, or any successor to the Administrator in such capacity.

     Certificateholder or Holder: The Person in whose name the Ownership Certificates are registered in the Certificate Register.

     Class R Ownership Certificate: An equity Certificate substantially in the form annexed hereto as Exhibit A-R, which, together with the Class X Ownership Certificate, represents in the aggregate a 100% undivided beneficial ownership interest in the trust.

     Class X Ownership Certificate: An equity Certificate substantially in the form annexed hereto as Exhibit A-X which, together with the Class R Ownership Certificate, represents in the aggregate a 100% undivided beneficial ownership interest in the trust.

     Collateral: As defined in the Indenture.

     Corporate Trust Office: With respect to (i) the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, or at such other address in the State of Delaware as the Owner Trustee may designate by notice to the Administrator and the Certificateholder, or the principal corporate trust office of any successor Owner Trustee (the address (which shall be in the State of Delaware) of which the successor owner trustee will notify the Administrator and the


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Certificateholder); (ii) the Administrator, the principal corporate trust office of the Administrator at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof for purposes of transfers and exchanges and for presentment and surrender of the Ownership Certificates and for payment thereof is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group (Aegis 2006-1), and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Group (Aegis 2006-1) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Group (Aegis 2006-1)); and
(iii) the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at the Corporate Trust Office of the Administrator, or at such other address as the Certificate Registrar may designate from time to time by notice to the Securityholders and the Trust, or the principal corporate trust office of any successor Certificate Registrar at the address designated by such successor Certificate Registrar by notice to the Securityholders and the Trust.

     Delaware Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. Section 3801 et seq., as the same may be amended from time to time.

     Depositor: Aegis Asset Backed Securities Corporation, a Delaware corporation.

     Disregarded Entity: An entity that is both (a) solely owned by a REIT or Qualified REIT Subsidiary and (b) disregarded as an entity separate from its owner within the meaning of Section 301.7701-2(c)(2) of the Treasury Regulations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     Indenture: The indenture dated as of October 1, 2006, among the Issuer, the Administrator and the Indenture Trustee, as such may be amended or supplemented from time to time.

     Indenture Trustee: Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee, or any successor in interest.

     Initial Holder: Aegis Equity Holding Corporation, or any successor in interest.

     Liabilities: The meaning specified in Section 7.02.

     Master Servicer: Wells Fargo Bank, N.A., or any successor in interest.

     Net Proceeds from the Notes: The proceeds received by the Trust from time to time from the issuance and sale of its Notes, less the costs and expenses incurred in connection with the issuance and sale of such Notes.

     Non-U.S. Person: Any person other than a "United States person" as defined in Section 7701(a)(30) of the Code.

     Officer: Those officers of the Trust referred to in Article XI.


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     Opinion of Counsel: One or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement, be employees of or counsel to the Depositor and who shall be satisfactory to the Owner Trustee and the Administrator, which opinion shall be addressed to the Owner Trustee and the Administrator.

     Owner Trustee: Wilmington Trust Company, a Delaware banking corporation, and any successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

     Ownership Certificates: Each of the Class X Ownership Certificate and the Class R Ownership Certificate.

     Percentage Interest: With respect to any Ownership Certificate, the percentage set forth on the face thereof.

     Proposer: The Certificateholder making a written request pursuant to
Section 5.07.

     Prospective Holder: Each prospective purchaser and any subsequent transferee of the Ownership Certificates.

     Qualified REIT Subsidiary: A direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.

     REIT: A real estate investment trust within the meaning of Sections 856 and 857 of the Code.

     Responsible Officer: With respect to (i) the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of, and familiarity with, the particular subject; and
(ii) the Administrator, any officer within the Corporate Trust Office of the Administrator with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of, and familiarity with, the particular subject.

     Secretary of State: The Secretary of State of the State of Delaware.

     Seller: Aegis REIT Corporation

     Single Certificate: An Ownership Certificate representing a 100% Percentage Interest.

     Transfer and Servicing Agreement: The Transfer and Servicing Agreement dated as of October 1, 2006, by and among the Trust, as Issuer, Aegis Asset Backed Securities Corporation, as Depositor, Aegis REIT Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer and Administrator, Ocwen Loan Servicing, LLC, as Servicer and Deutsche Bank National Trust Company, as Indenture Trustee and Custodian, as such may be amended or supplemented from time to time.


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

     Trust: The trust established pursuant to this Agreement which shall carry on its business operations under the name of "Aegis Asset Backed Securities Trust 2006-1."

     Section 1.02. Other Definitional Provisions.

     Capitalized terms used herein and not defined herein shall have the same meanings assigned to them in the Transfer and Servicing Agreement or in the Indenture, as applicable.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II
                                  ORGANIZATION

     Section 2.01. Name. The trust established under this Agreement shall be referred to as "Aegis Asset Backed Securities Trust 2006-1" in which name the Owner Trustee and the Officers may conduct the activities contemplated hereby, including the making and executing of contracts and other instruments on behalf of the Trust and sue and be sued.


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

     Section 2.02. Office. The principal office of the Trust shall be in care of the Owner Trustee, at its Corporate Trust Office. The Trust shall also have an office in care of the Administrator at its Corporate Trust Office.

     Section 2.03. Purpose and Powers. The Trust shall have the power and authority to engage in any of the following activities:

     (a) to issue one or more Classes of Notes from time to time pursuant to the Indenture and the Ownership Certificates pursuant to this Agreement and to sell, transfer and exchange such Notes and such Ownership Certificates;

     (b) with the proceeds of the sale of the Notes and the Ownership Certificates, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance of the Net Proceeds from the Notes to the Depositor in consideration of the transfer to the Trust of the Collateral;

     (c) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholder pursuant to the terms of the Transfer and Servicing Agreement any portion of the Collateral released from the lien of, and remitted to the Trust pursuant to, the Indenture;

     (d) to enter into and perform its obligations under the Operative Documents and any Swap Agreement or Cap Agreement to which it is to be a party;

     (e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

     (f) subject to compliance with the Operative Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions and payments to the Certificateholder and the Noteholders.

     The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Operative Documents.

     Section 2.04. Appointment of the Owner Trustee. The Depositor hereby appoints the Bank to act as owner trustee (the "Owner Trustee") of the Trust effective as of the date hereof to have all the rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust.

     The Owner Trustee is hereby authorized to execute this Agreement, the Indenture, the Administration Agreement, the Transfer and Servicing Agreement and any other Operative Document on behalf of the Trust. The Owner Trustee is hereby authorized to take all actions required or permitted to be taken by it in accordance with the terms of this Agreement.

     Section 2.05. Initial Capital Contribution; Declaration of Trust.


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

     (a) The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the Closing Date, of the foregoing contribution which shall constitute the initial corpus of the Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     (b) The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholder, subject to the obligations of the Trust under the Operative Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. No later than the Closing Date, the Owner Trustee shall cause the filing of the Certificate of Trust with the Secretary of State. Except as otherwise provided in this Agreement, the rights of the Certificateholder will be those of beneficial owners of the Trust.

     Section 2.06. Initial Beneficiary. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Ownership Certificates, the Depositor shall be the sole beneficiary of the Trust.

     Section 2.07. Liability of the Holder of the Ownership Certificates. The Certificateholder shall be liable directly to and shall indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Liabilities, to the extent not paid out of the Trust Estate); provided, however, that the Certificateholder shall not be liable for payments required to be made to or for any losses incurred by a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the following sentence for which the Certificateholder shall be liable) shall be deemed third party beneficiaries of this paragraph. The Certificateholder shall be liable for any entity level taxes imposed on the Trust. The obligations of the Certificateholder under this paragraph shall be evidenced by the Ownership Certificates.

     Section 2.08. Situs of Trust. The Trust will be located in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the States of Delaware, New York or the jurisdiction where the Administrator maintains bank accounts with respect to collections on the Collateral. The only office of the Trust will be as described in Section
2.02 hereof. The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, New York, the jurisdiction in which the Administrator maintains the Certificate Distribution Account or such other jurisdiction designated by the Depositor, and payments will be made by the Trust only from the Trust Accounts or from Delaware, New York or such other jurisdiction designated by the Depositor.

     Section 2.09. Title to Trust Property.


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

     (a) Subject to the Indenture, title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity until this Agreement terminates pursuant to Article VIII hereof; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustee of the Trust, then title to that part of the Trust Estate shall be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article IX of this Agreement.

     (b) The Certificateholder shall have beneficial but not legal title to any part of the Trust Estate. No transfer by operation of law or otherwise of any interest of the Certificateholder shall operate to terminate this Agreement or the trusts created hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Trust Estate.

     Section 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee and the Administrator as of the Closing Date, as follows:

     (a) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and had at all relevant times, and now has, power, authority and the legal right to acquire and own the Mortgage Loans.

     (b) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

     (c) The Depositor has the power and authority to execute and deliver any Operative Document to which it is a party and to carry out its terms; the Depositor has full power and authority to sell and assign the Collateral to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement or any other Operative Document to which it is a party has been duly authorized by the Depositor by all necessary corporate action and, assuming the due authorization, execution and delivery of each such agreement by the other parties thereto, each such agreement constitutes a valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting creditors' rights generally and by general equitable principles.

     (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Operative Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the

Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

     (e) There are no proceedings or investigations, pending or, to the best knowledge of the Depositor, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement or any other Operative Document to which the Depositor is a party,
(ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Operative Document to which the Depositor is a party or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Operative Document to which the Depositor is a party.

     (f) The representations and warranties of the Depositor made pursuant to the Transfer and Servicing Agreement are true and correct.

     (g) This Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

     Section 2.11. Tax Treatment. The Depositor, the Owner Trustee and the Initial Holder intend that the Trust be treated for federal income tax purposes as a Qualified REIT Subsidiary. The Administrator will perform the calculation of accrual of original issue discount and the amortization of premium on the Securities.

     Section 2.12. Investment Company. Neither the Depositor nor any holder of the Ownership Certificates shall take any action which would cause the Trust to become an "investment company" which would be required to register under the Investment Company Act of 1940, as amended.

                                   ARTICLE III
              THE OWNERSHIP CERTIFICATES AND TRANSFERS OF INTERESTS

     Section 3.01. The Ownership Certificates.

     (a) Each of the Class X Ownership Certificate and the Class R Ownership Certificate shall initially be issued as a Single Certificate in definitive, fully registered form and shall initially be registered in the name of the Initial Holder. No Ownership Certificate shall be issued in authorized denominations of less than a 100% Percentage Interest in such Certificate. The Ownership Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Owner Trustee and authenticated in the manner provided in Section 3.02. An Ownership Certificate bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Ownership Certificate or did not hold such offices at the date of authentication and delivery of such Ownership Certificate. A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a

Certificateholder hereunder upon such Person's acceptance of an Ownership Certificate duly registered in such Person's name pursuant to Section 3.03.

     (b) The Class R Ownership Certificate shall have an initial principal balance of $100.00 and shall not bear interest. The Class R Ownership Certificate shall represent the right to receive a distribution in reduction of its principal balance pursuant to Section 4.02 hereof on the Payment Date that coincides with the termination of the Trust pursuant to Article IX of the Transfer and Servicing Agreement. The Class X Ownership Certificate shall not have a principal balance or an interest rate but shall represent the right to receive all amounts available for distribution pursuant to Section 4.02 hereof, other than the amount distributable in respect of the Class R Ownership Certificate.

     (c) The Class X Ownership Certificate and the Class R Ownership Certificate shall not be transferable independently of one another and one Person must, at all times, own both the Class X Ownership Certificate and the Class R Ownership Certificate.

     Section 3.02. Execution, Authentication and Delivery of the Ownership Certificates.

     Concurrently with the sale of the Collateral to the Trust pursuant to the Transfer and Servicing Agreement, the Owner Trustee shall cause the Ownership Certificates issued hereunder to be executed and authenticated on behalf of the Trust and authenticated and delivered to the Initial Holder or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor. The Ownership Certificates shall not entitle a Certificateholder to any benefits under this Agreement or be valid for any purpose unless there shall appear on such Ownership Certificates a certificate of authentication substantially in the form set forth in Exhibit A-X or Exhibit A-R hereto, as applicable, executed by the Certificate Registrar, as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Ownership Certificates shall have been duly authenticated and delivered hereunder. An Ownership Certificate shall be dated the date of its authentication.

     Section 3.03. Registration of and Limitations on Transfers and Exchanges of the Ownership Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Ownership Certificates and of transfers and exchanges of the Ownership Certificates as herein provided; provided, however, that no Ownership Certificate shall be issued in any such transfer and exchange representing less than a 100% Percentage Interest in such Certificate; and provided, further, that no Ownership Certificate shall be issued in any such transfer and exchange except in accordance with the provisions and conditions set forth below in this Section
3.03. The Administrator shall be the initial Certificate Registrar. If the Certificate Registrar resigns or is removed, the Owner Trustee, with the consent of the Depositor, shall appoint a successor Certificate Registrar. No Ownership Certificate shall be issued except to a Holder that shall be the Holder of both the Class X Ownership Certificate and the Class R Ownership Certificate.

     Subject to satisfaction of the conditions set forth below, upon surrender for registration of transfer of the Ownership Certificates at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or cause the Administrator as its authenticating agent to authenticate and deliver), in the name of the designated transferee, new Ownership Certificates evidencing the Percentage Interest of the Ownership Certificates so surrendered and dated the date of authentication by the Owner Trustee or the Certificate Registrar.

     Every Ownership Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Ownership Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of the Ownership Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Ownership Certificates or any other expense arising as a result of any registration of transfer or exchange.

     The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register transfer or exchanges of the Ownership Certificates for a period of 15 days preceding the due date for any payment with respect to the Ownership Certificates.

     No transfer of the Ownership Certificates shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. Except in the case of the initial transfer to the Initial Holder, in the event of any such transfer, the Certificate Registrar or the Depositor shall prior to such transfer require the transferee to execute an investment letter (in the form attached hereto as Exhibit D) certifying to the Trust, the Owner Trustee, the Administrator, the Certificate Registrar and the Depositor that such transferee is a "qualified institutional buyer" under Rule 144A under the Securities Act, and any expense associated with the preparation and execution of any such investment letter shall not be an expense of the Trust, the Owner Trustee, the Administrator, the Certificate Registrar or the Depositor. A Holder desiring to effect the transfer of the Ownership Certificates shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Administrator, the Certificate Registrar and the Depositor against any and all liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Except in the case of the initial transfer to the Initial Holder, no transfer of the Ownership Certificates shall be made unless the Certificate Registrar shall have received a representation letter (in the form attached hereto as Exhibit D) from the proposed transferee of such Ownership Certificates to the effect that such proposed transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA, or Section 4975 of the Code, or any substantially similar applicable law, or a Person acting on behalf of or using the assets of any such plan, which representation letter shall not be an expense of the Trust, the Owner Trustee, the Administrator, the Certificate Registrar or the Depositor.

     Prior to and as a condition of the registration of any transfer, sale or other disposition of the Ownership Certificates, the Initial Holder of the Ownership Certificates and each Prospective Holder of the Ownership Certificates shall represent and warrant in writing, in substantially the form set forth in Exhibit F hereto, to the Owner Trustee, the Administrator and the Certificate Registrar and any of their respective successors that:

          (i) Such Person is duly authorized to purchase the Ownership Certificates and its purchase of investments having the characteristics of the Ownership Certificates is authorized under, and not directly or indirectly in contravention of, any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments that is applicable to the investor;

          (ii) Such Person understands that each holder of the Ownership Certificates, by virtue of its acceptance thereof, assents to the terms, provisions and conditions of the Agreement; and

          (iii) Such Person is a REIT, a Qualified REIT Subsidiary or a Disregarded Entity.

     The Trust shall cause each Certificate to contain a legend, substantially in the form of the applicable legends provided in Exhibit A-X or Exhibit A-R hereto, respectively, stating that transfer of such Certificate is subject to certain restrictions and referring prospective purchasers of the Certificates to this Section 3.03 with respect to such restrictions.

     Notwithstanding anything to the contrary herein, no transfer, pledge or encumbrance of any Ownership Certificate shall be made to any Person unless the Owner Trustee and the Certificate Registrar have received an Opinion of Counsel (which shall not be an expense of the Owner Trustee or the Certificate Registrar) to the effect that such transfer, pledge or encumbrance would not have any adverse effect of the status of the Notes as debt for federal income tax purposes and would not result in the Trust's becoming taxable for federal income tax purposes.

     If any purported transferee shall become a Holder in violation of the provisions of this Section, then upon receipt of written notice to the Certificate Registrar and the Certificate Paying Agent that the registration of transfer of the Ownership Certificates to such Holder was not in fact permitted by this Section, then the transfer to that Holder shall be void ab initio and the last preceding Holder that was and that continues to be eligible in accordance with the provisions of this Section shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of the Ownership Certificates. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of the Ownership Certificates that is in fact not permitted by this Section, for making any payment due on such Certificates to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the immediately preceding paragraph.

     Section 3.04. Lost, Stolen, Mutilated or Destroyed Ownership Certificates. If (a) a mutilated Ownership Certificate is surrendered to the Certificate Registrar, or (b) the Certificate Registrar receives evidence to its satisfaction that an Ownership Certificate has been destroyed, lost or stolen, and there is delivered to the Certificate Registrar proof of ownership satisfactory to the Certificate Registrar, together with such security or indemnity as required by the Certificate Registrar and the Owner Trustee to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Ownership Certificate has been acquired by a protected purchaser, the Owner Trustee shall execute on behalf of the Trust, and the Owner Trustee or the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Ownership Certificate, a new Ownership Certificate of like tenor and Percentage Interest. In connection with the issuance of any new Ownership Certificate under this Section 3.04, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any expenses of the Owner Trustee or the Certificate Registrar (including any fees and expenses of counsel) and any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Ownership Certificate issued pursuant to this Section 3.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Ownership Certificate shall be found at any time.

     Section 3.05. Persons Deemed Certificateholders. Prior to due presentation of the Ownership Certificates for registration of transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Holder as the owner of such Ownership Certificates for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

     Section 3.06. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Depositor or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor or the Owner Trustee, in such form as the Depositor or the Owner Trustee, as the case may be, may reasonably require, of the name and address of the Holder as of the most recent Record Date. A Holder, by receiving and holding the Ownership Certificates, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Certificate Registrar, the Owner Trustee accountable or liable for damages by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 3.07. [Reserved]

     Section 3.08. Maintenance of Office or Agency. The Certificate Registrar on behalf of the Trust, shall maintain an office or offices or agency or agencies where the Ownership Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Ownership Certificates and the Operative Documents may be served. The Certificate Registrar shall give the Owner Trustee prompt notice, in writing, of any such notice or demand. The Certificate Registrar initially designates the Corporate Trust Office of the Administrator as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Depositor, the Owner Trustee and the

Certificateholder of any change in the location of the Certificate Register or any such office or agency.

     Section 3.09. Certificate Paying Agent.

     (a) The Owner Trustee may appoint, and hereby appoints, the Administrator as Certificate Paying Agent under this Agreement. The Certificate Paying Agent shall make distributions to the Holder from the Certificate Distribution Account pursuant to Section 4.02 hereof and Section 4.1 of the Transfer and Servicing Agreement and, upon request, shall report the amounts of such distributions to the Owner Trustee. The Certificate Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Administrator hereby accepts such appointment and further agrees that it will be bound by the provisions of this Agreement and the Transfer and Servicing Agreement relating to the Certificate Paying Agent and shall:

          (i) hold all sums held by it for the payment of amounts due with respect to the Ownership Certificates in trust for the benefit of the Person entitled thereto until such sums shall be paid to such Person or otherwise disposed of as herein provided;

          (ii) give the Owner Trustee notice of any default by the Trust of which a Responsible Officer of the Administrator has actual knowledge in the making of any payment required to be made with respect to the Ownership Certificates;

          (iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Certificate Paying Agent;

          (iv) immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of the Ownership Certificates if at any time it ceases to meet the standards under this Section 3.09 required to be met by the Certificate Paying Agent at the time of its appointment; and

          (v) not institute bankruptcy proceedings against the Trust in connection with this Agreement.

     (b) In the event that the Administrator shall no longer be the Certificate Paying Agent hereunder, the Owner Trustee, with the consent of the Depositor, shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment in trust for the benefit of the Holder entitled thereto until such sums shall be paid to such Holder. The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Certificate Paying Agent, such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 5.03, 5.04, 6.01, 6.05, 6.07,

6.08, 7.01 and 7.02 shall apply to the Administrator also in its role as Certificate Paying Agent for so long as the Administrator shall act as Certificate Paying Agent and, to the extent applicable, to any other Certificate Paying Agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

                                   ARTICLE IV
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

     Section 4.01. Certificate Distribution Account. All of the right, title and interest of the Trust in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof shall be held for the benefit of the Holder and such other persons entitled to payments therefrom. Except as otherwise expressly provided herein or in the Transfer and Servicing Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholder.

     The Certificate Distribution Account shall be subject to and established and maintained in accordance with the applicable provisions of the Transfer and Servicing Agreement and the Indenture, including, without limitation, the provisions of Sections 3.5 and 4.1 of the Transfer and Servicing Agreement regarding distributions from the Certificate Distribution Account.

     Section 4.02. Application of Trust Funds.

     (a) On each Payment Date, the Owner Trustee shall direct the Certificate Paying Agent to distribute to the Holder, from amounts on deposit in the Certificate Distribution Account, after payment of any amounts required to be paid pursuant to Section 7.02, the distributions as provided in Section 4.1 of the Transfer and Servicing Agreement with respect to such Payment Date, for application pursuant to Section 3.01(b) of this Agreement. The Owner Trustee hereby directs the Certificate Paying Agent to distribute on each Payment Date to the Holder amounts on deposit in the Certificate Distribution Account in accordance with Sections 3.5 and 4.1 of the Transfer and Servicing Agreement and the Certificate Paying Agent hereby acknowledges such direction.

     (b) All payments to be made under this Agreement by the Certificate Paying Agent shall be made only from the income and proceeds of the Trust Estate and only to the extent that the Certificate Paying Agent has received such income or proceeds. The Certificate Paying Agent shall not be liable to any Holder, the Indenture Trustee or the Owner Trustee for any amounts payable pursuant to this
Section 4.02 except to the extent that non-payment is due to the Certificate Paying Agent's acts or omissions amounting to willful misconduct or gross negligence.

     (c) Distributions to the Holder shall be subordinated to the creditors of the Trust, including, without limitation, the Noteholders.

     Section 4.03. Method of Payment. Subject to Section 8.01(c), distributions required to be made to the Holder on any Payment Date as provided in Section
4.02 shall be made to the Person who was the Holder on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if the Holder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register.

     Section 4.04. [Reserved]

     Section 4.05. Segregation of Moneys; No Interest. Moneys received by or on behalf of the Owner Trustee hereunder and deposited into the Certificate Distribution Account will be segregated except to the extent required otherwise by law or the provisions of the Transfer and Servicing Agreement. The Owner Trustee shall not be liable for payment of any interest in respect of such moneys.

                                   ARTICLE V
                   AUTHORITY AND DUTIES OF THE OWNER TRUSTEE;
                          ACTION BY CERTIFICATEHOLDERS

     Section 5.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Notes, the Ownership Certificates, and the other Operative Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Operative Documents to which the Trust is to be a party and any amendment or other agreement or instrument described herein, as evidenced conclusively by the Owner Trustee's execution thereof, and, on behalf of the Trust, to direct the Owner Trustee to authenticate the Notes. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Operative Documents.

     Section 5.02. General Duties.

     (a) It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Operative Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholder, subject to the Operative Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Operative Documents to the extent the Administrator has agreed in the Administration Agreement, the Transfer and Servicing Agreement or this Agreement, respectively, to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any Operative Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement, this Agreement, the Transfer and Servicing Agreement, or any other Operative Document, respectively; and

     (b) It shall be the duty of the Depositor under the Administration Agreement to obtain and preserve the Trust's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate. It shall be the duty of the Owner Trustee to cooperate with the Depositor with respect to such matters.

     Section 5.03. Action Upon Instruction.

     (a) Subject to this Article V and in accordance with the terms of the Operative Documents, the Holder may by written instruction direct the Owner Trustee in the management of the Trust, but only to the extent consistent with the limited purpose of the Trust. Such direction may be exercised at any time by written instruction of the Holder pursuant to this Article V.

     (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Operative Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Operative Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Operative Document, or in the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may promptly give notice (in such form as shall be appropriate under the circumstances) to the Holder requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Holder, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or any other Operative Document, as it shall deem to be in the best interests of the Holder, and the Owner Trustee shall have no liability to any Person for such action or inaction.

     Section 5.04. No Duties Except as Specified under Specified Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Issuer is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, and (ii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.03; and no implied duties or obligations shall be read into this Agreement or any Operative Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to the Trust or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Operative Document or to prepare or file any tax return for the Trust. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against the Bank that are not related to the ownership or the administration of the Trust Estate.

     Section 5.05. Restrictions.

     (a) The Owner Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in Section 2.03. The Holder shall not direct the Owner Trustee to take action that would violate the provisions of this
Section 5.05.

     (b) The Owner Trustee shall not, except as provided herein, convey or transfer any of the Trust's properties or assets, including those included in the Trust Estate, to any person unless such conveyance or transfer shall not violate the provisions of the Indenture.

     Section 5.06. Prior Notice to the Holder with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Holder in writing of the proposed action and the Holder shall have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Holder has consented to such action or provided alternative direction:

     (a) The initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owing under the Collateral) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owing under the Collateral);

     (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware Trust Statute);

     (c) the amendment of the Indenture by a supplemental indenture or of this Agreement or any other Operative Document in circumstances where the consent of any Noteholder is required;

     (d) the amendment or other change of the Indenture by a supplemental indenture or of this Agreement, the Swap Agreement, the Cap Agreement or any other Operative Document in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Holder;

     (e) the amendment of the Transfer and Servicing Agreement in circumstances where the consent of any Securityholder is required;

     (f) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially and adversely affect the interests of the Holder;

     (g) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Agreement, as applicable;

     (h) the consent to the calling or waiver of any default of any Operative Document;

     (i) the consent to the assignment by the Indenture Trustee of its obligations under any Operative Document;

     (j) except as provided in Article VIII hereof, dissolve, terminate or liquidate the Trust in whole or in part;

     (k) the merger, conversion or consolidation of the Trust with or into any other entity, or conveyance or transfer of all or substantially all of the Trust's assets to any other entity;

     (l) the incurrence, assumption or guaranty by the Trust of any indebtedness other than as set forth in this Agreement;

     (m) the taking of any action which conflicts with any Operative Document or would make it impossible to carry on the ordinary business of the Trust or change the Trust's purpose and powers set forth in this Agreement;

     (n) the confession of a judgment against the Trust;

     (o) the possession of the Trust assets, or assignment of the Trust's right to property, for other than a Trust purpose; or

     (p) the lending of funds by the Trust to any entity.

     In addition, the Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall neither incur any indebtedness nor pay the indebtedness, operating expenses and liabilities of any other entity. Except as expressly set forth herein, the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor or any of its Affiliates. The Trust shall not engage in any business activity in which it is not currently engaged other than as contemplated by the Operative Documents and related documentation. The Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset other than as contemplated by the Operative Documents and related documentation. Other than as contemplated by the Operative Documents and related documentation, the Trust shall not follow the directions or instructions of the Depositor. The Trust shall conduct its own business in its own name. The Trust shall observe all formalities required under the Delaware Trust Statute. The Trust shall not hold out its credit as being available to satisfy the obligations of any other person or entity. The Trust shall not acquire the obligations or securities of its Affiliates or the Seller. Other than as contemplated by the Operative Documents and related documentation, the Trust shall not pledge its assets for the benefit of any other person or entity. The Trust shall correct any known misunderstanding regarding its separate identity. The Trust shall not identify itself as a division of any other person or entity.

     For accounting purposes, the Trust shall be treated as an entity separate and distinct from the Holder. The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto. This Agreement is and shall be the only agreement among the parties thereto with respect to the creation, operation and termination of the Trust.

     The Owner Trustee shall not have the power, except upon the written direction of the Holder, and to the extent otherwise consistent with the Operative Documents, to (i) remove or replace the Indenture Trustee, or (ii) institute a bankruptcy against the Trust. So long as the Indenture remains in effect, to the extent permitted by applicable law, the Holder shall have no power to commence, and shall not commence, any bankruptcy with respect to the Trust or direct the Owner Trustee to commence any bankruptcy with respect to the Trust.

     (q) The Owner Trustee shall not have the power, except upon the written direction of the Holder, to (i) remove the Administrator under the Administration Agreement pursuant to Section 9 thereof, (ii) appoint a successor Administrator pursuant to Section 9 of the Administration Agreement, or (iii) except as expressly provided in the Indenture, to sell the Collateral after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed and authorized by the Holder.

     Section 5.07. Action by the Holder with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence or consent to a bankruptcy relating to the Trust without the prior approval of the Holder and the delivery to the Owner Trustee by the Holder of a certificate certifying that the Holder reasonably believes that the Trust is insolvent. This paragraph shall survive for one year and one day following termination of this Agreement. So long as the Indenture remains in effect, the Holder shall not have the power to institute, and shall not institute, any bankruptcy with respect to the Trust or direct the Owner Trustee to take such action.

     Section 5.08. Restrictions on the Holder's Power. The Holder shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Operative Documents or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

                                   ARTICLE VI
                          CONCERNING THE OWNER TRUSTEE

     Section 6.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement. The Bank shall not be answerable or accountable hereunder or under any other Operative Documents under any circumstances, except (i) for its own willful misconduct, gross negligence or bad faith, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.04, (iii) for liabilities arising from the failure by the Bank to perform obligations expressly undertaken by it in the last sentence of Section 5.04, or (iv) for taxes, fees or other charges based on or measured by any fees, commissions or compensation received by the Bank in connection with any of the transactions contemplated by this Agreement, any other Operative Documents or the Notes. In particular, but not by way of limitation:

     (a) The Bank shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

     (b) The Bank shall not be liable with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with the instructions of the Holder;

     (c) No provision of this Agreement shall require the Bank to expend or risk funds or otherwise incur any financial liability in the performance of any of the Owner Trustee's rights or powers hereunder or under any other Operative Documents if the Bank shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) Under no circumstance shall the Bank be liable for indebtedness evidenced by or arising under any of the Operative Documents, including the principal of and interest on the Notes;

     (e) The Bank shall not be liable with respect to any action taken or omitted to be taken by the Depositor, the Administrator, the Master Servicer, the Indenture Trustee, any Officer or the Certificate Paying Agent under this Agreement or any other Operative Document or otherwise and the Bank shall not be obligated to perform or monitor the performance of any obligations or duties under this Agreement or the other Operative Documents which are to be performed by the Certificate Paying Agent under this Agreement, the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or by any other Person under any of the Operative Documents; and

     (f) The Bank shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Operative Documents, other than the certificate of authentication on the Ownership Certificates, and the Bank shall in no event assume or incur any liability, duty or obligation to any Noteholder, the Depositor or to the Holder, other than as expressly provided for herein.

     Section 6.02. Furnishing of Documents. The Owner Trustee will furnish to the Administrator (for distribution to the Holder), promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the Operative Documents unless the Administrator shall have already received the same.

     Section 6.03. Books and Records. The Owner Trustee shall keep or cause to be kept proper books of record and account of all the transactions under this Agreement, including a record of the name and address of the Holder. The Owner Trustee shall be deemed to have complied with this Section 6.03 by the appointment of the Administrator and the Certificate Paying Agent to perform the duties hereunder.

     Section 6.04. Representations and Warranties.

     (a) The Bank represents and warrants to the Depositor, for the benefit of the Holder, as follows:

          (i) the Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to execute, deliver and perform its obligations under this Agreement and (assuming due authorization, execution and delivery of this Agreement by the Depositor and Administrator), has the power and authority as Owner Trustee to execute and deliver the Operative Documents and to perform its obligations thereunder and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Bank or the Owner Trustee, as the case may be, enforceable against the Bank or the Owner Trustee, as the case may be, in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (ii) the Bank has no reason to believe that anyone authorized to act on its behalf has offered any interest in and to the Trust for sale to, or solicited any offer to acquire any of the same from, anyone;

          (iii) the execution, delivery and performance by the Bank, either in its individual capacity or as Owner Trustee, as the case may be, of the Operative Documents will not result in any violation of, or be in any conflict with, or constitute a default under any of the provisions of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, judgment, order or other agreement to which the Bank is a party or by which it or any of its properties is bound;

          (iv) the execution and delivery by the Bank of this Agreement, and the performance of its duties as Owner Trustee hereunder, do not require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency of the State of Delaware (except as may be required by the Delaware Trust Statute); and

          (v) there are no pending or, to the best of its knowledge, threatened actions or proceedings against the Bank before any court, administrative agency or tribunal which, if determined adversely to it, would materially and adversely affect its ability, either in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under this Agreement or the Operative Documents.

     (b) Wells Fargo Bank, N.A., as Administrator, hereby represents and warrants to the Depositor, for the benefit of the Holder, that:

          (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States, and has the power and authority to execute, deliver and perform its obligations under this Agreement and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Administrator, enforceable against the Administrator in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (ii) it has taken all action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf; and

          (iii) neither the execution nor the delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal, governmental rule or regulation governing the banking or trust powers of the Administrator or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     Section 6.05. Reliance; Advice of Counsel.

     (a) Except as provided in Section 6.01, the Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate or partnership entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president (or the general partner, in the case of a partnership) and by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In its exercise or administration of the trusts and powers hereunder, including its obligations under Section 5.02(b), and in the performance of its duties and obligations under this Agreement or the other Operative Documents, the Owner Trustee may employ agents and attorneys and enter into agreements (including the Administration Agreement) with any of them, and the Owner Trustee shall not be answerable for the default or misconduct of any such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care. If, and to the extent, the Depositor shall have failed to reimburse the Owner Trustee for all reasonable expenses and indemnities incurred pursuant to this Section 6.05(b), as provided in Sections 7.01 and 7.02, the Owner Trustee may seek reimbursement therefor from the Trust Estate.

     (c) In the administration of the trusts and performance of its duties hereunder, the Owner Trustee may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the reasonable advice or opinion of any such counsel, accountants or other skilled Persons. If, and to the extent, the Depositor shall have failed to reimburse the Owner Trustee for all reasonable expenses and indemnities incurred pursuant to this Section 6.05(c), as provided in Sections
7.01 and 7.02, the Owner Trustee may seek reimbursement therefor from the Trust Estate.

     Section 6.06. Not Acting in Individual Capacity. Except as provided in this
Article VI, in accepting the trusts hereby created the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Owner Trustee by reason of the transactions contemplated by the Operative Documents shall look only to the Trust Estate for payment or satisfaction thereof.

     Section 6.07. Owner Trustee Not Liable for Ownership Certificates or Collateral. The recitals contained herein and in the Ownership Certificates (other than the signature and countersignature of the Owner Trustee on the Ownership Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Operative Document or of the Ownership Certificates (other than the signature and countersignature of the Owner Trustee on the Ownership Certificates) or the Notes, or of any Collateral or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Collateral, or the perfection and priority of any security interest created by any Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Collateral; the existence and enforceability of any insurance thereon; the existence and contents of any Collateral on any computer or other record thereof; the validity of the assignment of any Collateral to the Trust or of any intervening assignment; the completeness of any Collateral; the performance or enforcement of any Collateral; the compliance by the Depositor with any warranty or representation made under any Operative Documents or in any related document or the accuracy of any such warranty or representation or any action of the Administrator or the Indenture Trustee taken in the name of the Owner Trustee.

     Section 6.08. Owner Trustee May Own Ownership Certificates and Notes. The Owner Trustee in its individual capacity may become the Holder (provided that if the Owner Trustee should acquire the Ownership Certificates, it shall be a REIT, a Qualified REIT Subsidiary or a Disregarded Entity) or the owner or pledgee of Notes and may deal with the Depositor, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

     Section 6.09. Licenses. The Depositor shall cause the Trust to use its best efforts to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the other Operative Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof. It shall be the duty of the Owner Trustee to cooperate with the Depositor with respect to such matters.

     Section 6.10. Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, neither the Bank nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Bank or the Owner Trustee; or (iii) subject the Bank or the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Bank or the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Trust) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i),
(ii) and (iii) of the preceding sentence. In the event that such counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee will appoint a co-trustee pursuant to Section 9.05 hereof to proceed with such action.

     Section 6.11. Reporting Requirements of the Commission.

     (a) The Depositor, the Administrator and the Owner Trustee acknowledge and agree that the purpose of this Section 6.11 is to facilitate compliance by the Depositor with the provisions of Regulation AB. Neither the Depositor nor the Administrator shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Depositor's compliance with Regulation AB. The Owner Trustee agrees to cooperate in good faith with any reasonable request made by the Depositor or the Administrator for information regarding the Owner Trustee which is required in order to enable the Depositor to comply with the provisions of Regulation AB, including, without limitation, Items 1109(a), 1109(b), 1117 and 1119(a) and (b) of Regulation AB as it relates to the Owner Trustee or to the Owner Trustee's obligations under this Trust Agreement.

     (b) For so long as the Depositor is required to file reports with respect to the Notes under Regulation AB, the Owner Trustee shall, as promptly as practicable, notify the Depositor and the Administrator, in writing, of: (i) the commencement of or, if applicable, the termination of, any and all legal proceedings pending against the Owner Trustee or any and all proceedings of which any property of the Owner Trustee is the subject, that is material to Securityholders; and (ii) any such proceedings known to be contemplated by governmental authorities. The Owner Trustee shall also notify the Depositor and the Administrator in writing, as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any material changes to proceedings described in the preceding sentence. In addition, the Owner Trustee shall furnish to the Depositor and the Administrator, in writing, the necessary disclosure regarding the

Owner Trustee describing such proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed by or on behalf of the Depositor with the Commission.

     For so long as the Notes are outstanding and the Depositor is required to report under Regulation AB with respect to the Notes, the Owner Trustee shall, no later than January 31st of each calendar year, provide to the Depositor and the Administrator such information regarding the Owner Trustee as is required for the purpose of compliance with Items 1109(a), 1109(b), 1119(a) and 1119(b) of Regulation AB; and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any changes to such information, provide to the Depositor and the Administrator, in writing, such updated information. Such information shall include, at a minimum:

          (A) the Owner Trustee's name and form of organization;

          (B) a description of the extent to which the Owner Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving mortgage backed securities; and

          (C) a description of any affiliation between the Owner Trustee and any of the parties identified in Exhibit H.

     In addition, the Owner Trustee shall provide a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding between the Owner Trustee and any of the parties identified in Exhibit H that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this transaction, that currently exists or that existed during the past two years and that is material to an investor's understanding of the Notes.

     With respect to the information required to be provided under this Section 6.11(b), the Owner Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Owner Trustee to the Depositor. In connection with each report on Form 10-K with respect to the Notes and each report on Form 10-D with respect to the Notes filed by or on behalf of the Depositor, the Owner Trustee shall be deemed to represent and warrant, as of March 15th for the report on Form 10-K and as of the related Payment Date for the report on Form 10-D, that any information previously provided by the Owner Trustee under this Section 6.11 is materially correct and does not contain any material omissions unless the Owner Trustee has provided an update to such information.

                                   ARTICLE VII
                        INDEMNIFICATION AND COMPENSATION

     Section 7.01. Trust Expenses. The Depositor shall pay or cause the payment of the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee in connection therewith. The Depositor shall also pay or cause the payment of (or reimbursement to the Bank for) all reasonable expenses of the Owner Trustee hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties under the Operative Documents.

     Section 7.02. Indemnification.

     (a) To the fullest extent permitted by applicable law, the Bank and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") shall be entitled to be indemnified and held harmless from and against any and all liabilities, obligations, indemnity obligations, losses (excluding loss of anticipated profits), damages, taxes, claims, actions, suits, judgments and any and all reasonable out-of-pocket costs, expenses and disbursements (including legal and consultants' fees and expenses) of any kind and nature whatsoever (collectively, the "Liabilities") that may be imposed on, incurred by or asserted at any time against any Indemnified Party or the Owner Trustee in any way relating to or arising out of this Agreement, the Operative Documents, the Trust Estate, the administration of the Trust Estate or any action or inaction of the Owner Trustee hereunder or under the Operative Documents, except to the extent that such Liabilities arise out of or result from (i) the Bank's own willful misconduct, fraud or gross negligence, (ii) the inaccuracy of any of the Bank's representations or warranties contained in Section 6.04 of this Agreement, (iii) the Bank's failure to perform obligations expressly undertaken by it in this Agreement; (iv) taxes based on or measured by any fees, commissions or compensation received by the Bank for acting as Owner Trustee in connection with any of the transactions contemplated by this Agreement or any other Operative Document and (v) the Bank's failure to use due care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof. The indemnities contained in this Section 7.02(a) shall survive the termination of this Agreement and the removal or resignation of the Owner Trustee hereunder. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

     (b) Any fees, reimbursements and indemnities to an Indemnified Party or the Owner Trustee pursuant to this Section 7.02 shall be payable: first, out of amounts on deposit in the Certificate Distribution Account prior to payments on the Ownership Certificates; second, to the extent not paid pursuant to clause first within 60 days of first being incurred, by the Certificateholder, on a joint and several basis; and third, to the extent not paid pursuant to clause first and second within 60 days of first being incurred, by Aegis Mortgage Corporation. If any amounts shall be on deposit in the Certificate Distribution Account subsequent to the payment of any reimbursement or indemnification amounts pursuant to clauses second or third of the preceding sentence, then reimbursement for such payment shall be payable out of amounts on deposit in the Certificate Distribution Account prior to payments on the Ownership Certificates on any Payment Date first to Aegis Mortgage Corporation and second to the Certificateholder who made payment pursuant to clause second of the preceding sentence, in each case to the extent of the payment made by it to the Indemnified Party or the Owner Trustee pursuant to the preceding sentence.

     Section 7.03. Compensation. The Bank shall receive as compensation for its services hereunder such fees as are set forth in the fee letter agreement between the Bank and the Depositor attached hereto as Exhibit E. The Master Servicer shall pay from income on funds held in the Collection Account the Owner Trustee Fee, as provided in Section 3.8(b) of the Transfer and Servicing Agreement, and the Administrator shall pay out of the Distribution Account any other fees, as provided in Section 3.8(c) of the Transfer and Servicing Agreement.

     Section 7.04. Lien on Trust Estate. The Bank shall have a lien on the Trust Estate for any compensation or indemnity due hereunder, such lien to be subject only to prior liens of the Indenture. The Bank shall not bring any proceedings to foreclose on such lien if and to the extent the Trust Estate is subject to the lien of the Indenture. Any amount paid to the Owner Trustee pursuant to this
Article VII shall be deemed not to be part of the Trust Estate immediately after such payment.

                                  ARTICLE VIII
                            TERMINATION OF AGREEMENT

     Section 8.01. Termination of Agreement.

     (a) This Agreement (other than Article VII) shall terminate and the trusts created hereby shall dissolve and terminate and the Trust Estate shall, subject to the Indenture and Sections 4.01 and 7.04 and Section 3808 of the Delaware Trust Statute, be distributed to the Holder, and this Agreement shall be of no further force or effect, upon the earlier of (i) the full payment of principal and interest due on all Classes of the Notes; and (ii) the sale or other final disposition by the Indenture Trustee or the Owner Trustee, as the case may be, of all the Trust Estate and the final distribution by the Administrator or the Owner Trustee, as the case may be, of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Transfer and Servicing Agreement and Section 4.02. The bankruptcy, liquidation or dissolution of the Holder shall not operate to terminate this Agreement, nor entitle such Holder's legal representatives to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 8.01(a), neither the Depositor nor the Holder shall be entitled to revoke or terminate the Trust established hereunder.

     (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Holder shall surrender the Ownership Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to the Holder and the Rating Agencies mailed within five Business Days of receipt of notice of the final payment on the Notes pursuant to the Transfer and Servicing Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Ownership Certificates shall be made upon presentation and surrender of the Ownership Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Ownership Certificates at the office of the Certificate Paying Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to the Holder. Upon presentation and surrender of the Ownership Certificates, the Certificate Paying

Agent shall cause to be distributed to the Holder amounts distributable on such Payment Date pursuant to Section 4.1 of the Transfer and Servicing Agreement.

     (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall upon the written request of the Depositor cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Trust Statute.

                                   ARTICLE IX
             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

     Section 9.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Delaware Trust Statute; authorized to exercise corporate powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities; and having (or having a parent which has) a short-term debt rating of at least "A-1" or the equivalent by, or which is otherwise acceptable to, the Rating Agencies. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

     Section 9.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Depositor, the Holder and the Indenture Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Rating Agencies.

     Section 9.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator fails to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

     Section 9.04. Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 9.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Collateral may at the time be located, and for the purpose of performing certain duties and obligations of the Owner Trustee with respect to the Trust and the Certificates under the Transfer and Servicing Agreement, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

     The Owner Trustee hereby appoints the Administrator for the purpose of establishing and maintaining the Certificate Distribution Account and making the distributions therefrom to the Persons entitled thereto pursuant to Section 4.1 of the Transfer and Servicing Agreement.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

     (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

     (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

     (c) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to the separate trustees and co-trustees, as if given to each of them. Every instrument appointing any separate trustee or co-trustee, other than this Agreement, shall refer to this Agreement and to the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of appointment, shall be vested with the estates specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its Agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                    ARTICLE X
                                  MISCELLANEOUS

     Section 10.01. Supplements and Amendments. This Agreement may be amended by the Depositor, the Administrator and the Owner Trustee, with the consent of the Holder and with prior written notice to the Rating Agencies, but without the consent of any of the Noteholders or the Indenture Trustee, to (a) cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Holder or (b) to comply with any SEC Rules (as defined in Section 10.13 hereof); provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or the Holder or adversely affect the tax status of the Trust. An amendment shall not be deemed to adversely affect in any material respect the interests of any Noteholder or the Holder and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agencies stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to each Class of Notes. Notwithstanding the preceding sentence, an opinion shall be required with respect to tax matters as set forth in this paragraph. Notwithstanding the foregoing, neither an Opinion of Counsel nor any letters from any Rating Agency referred to above shall be required if such amendment is made pursuant to (b) above.

     This Agreement may also be amended from time to time by the Depositor, the Administrator and the Owner Trustee, with the prior written consent of the Rating Agencies and with the prior written consent of the Holders (as defined in the Indenture) of Notes evidencing more than 66 2/3% of the Outstanding Balance of the Notes, and the consent of the Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holder; provided, however, that no such amendment shall, as evidenced by an Opinion of Counsel, adversely affect the tax status of the Trust; and provided, further, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or payments that shall be required to be made for the benefit of the Noteholders or the Holder or (b) reduce the aforesaid percentage of the Outstanding Balance of the Notes required to consent to or to waive the requirement for the Holder to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Notes and the Holder.

     Notwithstanding the foregoing, no provision of Sections 2.03 or 5.06 hereof may be amended in any manner unless (i) 100% of the Outstanding Balance of the Noteholders have consented in writing thereto, (ii) the Rating Agencies have consent in writing thereto or (iii) the Notes have been paid in full and the Indenture has been discharged.

     Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Holder, the Indenture Trustee and the Rating Agencies.

     It shall not be necessary for the consent of the Holder or the Noteholders pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Holder provided for in this Agreement or in any other Operative Document) and of evidencing the authorization of the execution thereof by the Holder shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee and the Administrator shall be entitled to receive and rely upon an Opinion of Counsel, at the expense of the Trust, stating that the execution of such amendment is authorized or permitted by this Agreement. Neither the Owner Trustee nor the Administrator shall be obligated to enter into any such amendment which affects the Owner Trustee's or Administrator's own rights, duties or immunities under this Agreement or otherwise.

     Section 10.02. No Legal Title to Trust Estate in Holder. The Holder shall not have legal title to any part of the Trust Estate and shall only be entitled to receive distributions with respect to its undivided beneficial interest therein pursuant to Section 4.02 once all amounts then owing with respect to the Notes have been paid in accordance with the Indenture. No transfer, by operation of law of any right, title and interest of the Holder in and to its undivided beneficial interest in the Trust Estate or hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

     Section 10.03. Pledge of Collateral by Owner Trustee is Binding. The pledge of the Collateral to the Indenture Trustee by the Trust made under the Indenture and pursuant to the terms of this Agreement shall bind the Holder and shall be effective to transfer or convey the rights of the Trust and the Holder in and to such Collateral to the extent set forth in the Indenture. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Owner Trustee.

     Section 10.04. Limitations on Rights of Others. Nothing in this Agreement, whether express or implied (except for Section 7.04), shall be construed to give to any Person other than the Owner Trustee and the Holder any legal or equitable right in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 10.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand, by courier or mailed by certified mail, postage prepaid, (a) if to the Owner Trustee or the Trust, addressed to it at the Corporate Trust Office of the Owner Trustee or to such other address as the Owner Trustee may have set forth in a written notice to the Holder and the Depositor addressed to each of them at the address set forth for the Certificateholder in the Certificate Register and for the Depositor below; (b) if to the Administrator, addressed to it at the Corporate Trust Office of the Administrator; and (c) if to the Depositor, addressed to it at Aegis Asset Backed Securities Corporation, 3250 Briarpark,

Suite 400, Houston, Texas 77042, Attention: AEGIS 2006-1. Whenever any notice in writing is required to be given by the Owner Trustee or the Administrator, such notice shall be deemed given and such requirement satisfied if such notice is mailed by certified mail, postage prepaid, addressed as provided above.

     Section 10.06. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 10.08. Successors and Assigns. All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Depositor and the Holder and its respective successors, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Holder shall bind the successors of such Holder.

     Section 10.09. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 10.10. Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.11. No Petition.

     (a) The Owner Trustee and the Administrator, by entering into this Agreement, the Holder, by accepting the Ownership Certificates, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Ownership Certificates, the Notes, this Agreement or any of the other Operative Documents.

     (b) The Depositor shall not be liable for the default or misconduct of the Administrator, the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent under any of the Operative Documents or otherwise and the Depositor shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Operative Documents that are required to be performed by the Administrator under the Administration Agreement or the Indenture Trustee under the Indenture.

     Section 10.12. No Recourse. The Holder by accepting the Ownership Certificates acknowledges that such Certificate represents a beneficial interest in the Trust only and does not represent an interest in or an obligation of the Depositor, the Administrator, the Owner Trustee, any co-trustee, the Bank or any Affiliate thereof (other than the Trust) and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Ownership Certificates or the other Operative Documents.

     Section 10.13. Reporting Requirements of the Commission and
Indemnification.

     Notwithstanding any other provision of this Agreement, the Owner Trustee shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor and its counsel, to comply with any rules promulgated by the Commission and any interpretations thereof by the staff of the Commission (collectively, "SEC Rules").

                                   ARTICLE XI
                                    OFFICERS

     Section 11.01. Appointment of Officers. The Trust may have one or more Officers who are hereby empowered to take and are responsible for performing all ministerial duties on behalf of the Trust pursuant to this Agreement and the other Operative Documents, including, without limitation, the execution of the Officers' Certificate (as defined in the Indenture), the Trust Order (as defined in the Indenture), the Trust Request (as defined in the Indenture), the annual compliance report required under Section 3.09 of the Indenture, and any annual reports, documents and other reports which the Trust is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. Each of the Chairman of the Board, the Chief Executive Officer, the President, each Senior Vice President and each Vice President of the Depositor is hereby appointed as an Officer of the Trust. The Depositor shall promptly deliver to the Owner Trustee and the Indenture Trustee a list of its officers who shall become the Officers of the Trust pursuant to this Section 11.01.

     Section 11.02. Officers to Provide Information to the Owner Trustee. It shall be the duty of each Officer to keep the Owner Trustee reasonably and promptly informed as to material events relating to the Trust, including, without limitation, all claims pending or threatened against the Trust, the purchase and sale of any material portion of the Trust Estate and the execution by such Officer on behalf of the Trust of any material agreements or instruments.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                       AEGIS ASSET BACKED SECURITIES
                                       CORPORATION, as Depositor


                                       By:  /s/ Pat Walden
                                           ---------------------------------
                                           Name: Pat Walden
                                           Title: President


                                       WILMINGTON TRUST COMPANY,
                                       not in its individual capacity but solely as Owner Trustee


                                       By: /s/ Robert J. Perkins
                                           ---------------------------------
                                           Name:  Robert J. Perkins
                                           Title: Sr. Financial Services Officer


                                       WELLS FARGO BANK, N.A.
                                       not in its individual capacity but solely as Administrator


                                       By: /s/ Stacey M. Taylor
                                           ---------------------------------
                                           Name:  Stacey M. Taylor
                                           Title: Vice President

Acknowledged and Agreed, solely
for purposes of Section 7.02:

AEGIS MORTGAGE CORPORATION


By: /s/ Pat Walden
    ---------------------------------
    Name: Pat Walden
    Title: President Portfolio Management

                                                                     EXHIBIT A-X

                     [FORM OF CLASS X OWNERSHIP CERTIFICATE]

                                     [Face]

THIS CLASS X OWNERSHIP CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS CLASS X OWNERSHIP CERTIFICATE MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT, IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT PURSUANT TO RULE 144A. NO PERSON IS OBLIGATED TO REGISTER THIS CLASS X OWNERSHIP CERTIFICATE UNDER THE ACT OR ANY STATE SECURITIES LAWS.

THIS CLASS X OWNERSHIP CERTIFICATE MAY NOT BE ACQUIRED BY A TRANSFEREE FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY SUBSTANTIALLY SIMILAR LAW, OR ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO MAKE THE FOREGOING REPRESENTATIONS AND WILL FURTHER BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

THIS CLASS X OWNERSHIP CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS.

THIS CLASS X OWNERSHIP CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE TRANSFER AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CLASS X OWNERSHIP CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED AN AFFIDAVIT FROM THE PROPOSED TRANSFEREE IN WHICH THE PROPOSED TRANSFEREE DECLARES THAT IT IS A REAL ESTATE INVESTMENT TRUST (A "REIT") WITHIN THE MEANING OF SECTIONS 856 AND 857 OF THE CODE, A QUALIFIED REIT SUBSIDIARY WITHIN THE MEANING OF SECTION 856(i) OF THE CODE OR AN ENTITY THAT IS BOTH (A) SOLELY OWNED BY A REIT OR QUALIFIED REIT


                                      A-X-1

SUBSIDIARY AND (B) DISREGARDED AS AN ENTITY SEPARATE FROM ITS OWNER WITHIN THE MEANING OF SECTION 301.7701-2(C)(2) OF THE TREASURY REGULATIONS (A "DISREGARDED ENTITY"). MOREOVER, ANY ATTEMPTED TRANSFER OF THIS CLASS X OWNERSHIP CERTIFICATE TO A PERSON OTHER THAN A REIT, A QUALIFIED REIT SUBSIDIARY OR A DISREGARDED ENTITY SHALL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE SHALL ACQUIRE NO RIGHTS IN THIS CLASS X OWNERSHIP CERTIFICATE. FURTHERMORE, THIS CLASS X OWNERSHIP CERTIFICATE MAY ONLY BE TRANSFERRED IN A TRANSACTION IN WHICH THE TRANSFEREE ACQUIRES BOTH A 100% PERCENTAGE INTEREST IN THE CLASS X OWNERSHIP CERTIFICATE AND A 100% PERCENTAGE INTEREST IN THE CLASS R OWNERSHIP CERTIFICATE SUCH THAT AT ALL TIMES ONE PERSON WILL BE THE SOLE OWNER OF A 100% PERCENTAGE INTEREST IN THE CLASS X OWNERSHIP CERTIFICATE AND THE CLASS R OWNERSHIP CERTIFICATE.


                                      A-X-2

     AEGIS ASSET BACKED SECURITIES TRUST 2006-1

     Certificate No. _________ Percentage Interest: 100%

     First Payment Date: [________]

     Evidencing a fractional undivided equity interest in the Trust Estate, the property of which consists primarily of the Collateral in Aegis Asset Backed Securities Trust 2006-1 (the "Trust" or the "Issuer"), a Delaware statutory trust formed by Aegis Asset Backed Securities Corporation, a Delaware corporation, as depositor (the "Depositor"), pursuant to the Agreement referred to below.

     This certifies that [insert name of Holder] is the registered owner of the Percentage Interest referred to above.

     The Trust was created pursuant to a trust agreement dated as of October 1, 2006 (as amended and supplemented from time to time, the "Agreement" or "Trust Agreement"), among the Depositor, Wilmington Trust Company, as owner trustee (the "Owner Trustee," which term includes any successor entity under the Agreement), and Wells Fargo Bank, N.A., as administrator (in such capacity, the "Administrator"), a summary of certain of the pertinent provisions of which is set forth hereinafter. This Class X Ownership Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class X Ownership Certificate by virtue of the acceptance hereof assents and by which such Holder is bound, and the transfer and servicing agreement dated as of October 1, 2006 (as amended and supplemented from time to time, the "Transfer and Servicing Agreement"), among the Issuer, the Depositor, Aegis REIT Corporation, as seller, Wells Fargo Bank, N.A., as master servicer and administrator, Ocwen Loan Servicing, LLC, as servicer and Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee") and as custodian. Distributions on this Class X Ownership Certificate shall be made by the Administrator, in its capacity of Certificate Paying Agent under the Agreement.

     This Class X Ownership Certificate is issued under the Agreement to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Owner Trustee and the Holder of the Class X Ownership Certificate and the terms upon which the Class X Ownership Certificate is executed and delivered. The Trust Estate consists of the Collateral in the Aegis Asset Backed Securities Trust 2006-1. To the extent not otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement or the Transfer and Servicing Agreement. The rights of the Holder are subordinated to the rights of the Noteholders, as set forth in the indenture dated as of October 1, 2006 (as amended and supplemented from time to time, the "Indenture"), among the Issuer, the Indenture Trustee and the Administrator.

     There will be distributed on the 25th day of each month or, if such 25th day is not a Business Day, the next Business Day (each, a "Payment Date"), commencing in November 2006, to the Holder at the close of business on the last Business Day of the month preceding the month of such Payment Date (the "Record Date"), the amount to be distributed to the Holder on


                                      A-X-3
such Payment Date, all as provided in the Transfer and Servicing Agreement and the Trust Agreement.

     The Holder, by its acceptance of this Class X Ownership Certificate, agrees that it will look solely to the funds on deposit in the Certificate Distribution Account that have been released from the lien of the Indenture for payment hereunder and that neither the Owner Trustee, the Administrator or the Certificate Paying Agent in their individual capacities nor the Depositor is personally liable to the Holder for any amount payable under this Class X Ownership Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     The Holder acknowledges and agrees that its rights to receive distributions in respect of this Class X Ownership Certificate are subordinated to the rights of the Noteholders as described in the Indenture and the rights of the Owner Trustee as described in the Trust Agreement.

     The Depositor and the Holder, by acceptance of a Class X Ownership Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Class X Ownership Certificate for federal, state and local income tax purposes as an equity interest in the Trust.

     The Holder, by its acceptance of an Class X Ownership Certificate, covenants and agrees that it will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Class X Ownership Certificate, the Notes, the Agreement or any other of the Operative Documents.

     Distributions on this Class X Ownership Certificate will be made as provided in the Agreement by the Certificate Paying Agent by wire transfer or check mailed to the Holder without the presentation or surrender of this Class X Ownership Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class X Ownership Certificate will be made after due notice by the Certificate Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Class X Ownership Certificate at the office or agency maintained by the Certificate Registrar for that purpose.

     Reference is hereby made to the further provisions of this Class X Ownership Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, or an authenticating agent by manual signature, this Class X Ownership Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

     THIS CLASS X OWNERSHIP CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS,


                                      A-X-4

RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                      A-X-5

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class X Ownership Certificate to be duly executed.

                                           AEGIS ASSET BACKED SECURITIES TRUST
                                           2006-1


                                           By: WILMINGTON TRUST COMPANY, not in
                                           its individual capacity but solely as
                                           Owner Trustee


                                           By:
                                               ---------------------------------
                                               Authorized Signatory

Dated: _________________________


                                      A-X-6

                          CERTIFICATE OF AUTHENTICATION

     This is the Class X Ownership Certificate referred to in the within-mentioned Trust Agreement.

                                           WELLS FARGO BANK, N.A., not in its
                                           individual capacity but solely as
                                           Administrator


                                           By:
                                               ---------------------------------
                                               Authorized Signatory

                                           Dated: _________________


                                      A-X-7

                   [REVERSE OF CLASS X OWNERSHIP CERTIFICATE]

        AEGIS ASSET BACKED SECURITIES TRUST CLASS X OWNERSHIP CERTIFICATE

     The Class X Ownership Certificate does not represent an obligation of, or an interest in, the Depositor, the Seller, the Indenture Trustee, the Owner Trustee, the Administrator, Aegis Mortgage Corporation or any Affiliates of any of them and no recourse may be had against any such parties or their assets, except as expressly set forth or contemplated herein or in the Agreement or the other Operative Documents. In addition, this Class X Ownership Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Collateral, all as more specifically set forth herein. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

     The Agreement permits the amendment thereof as specified below, provided that any amendment be accompanied by an Opinion of Counsel to the effect that such amendment complies with the provisions of the Agreement and would not cause the Trust to be subject to an entity level tax. If the purpose of the amendment is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered, it shall not be necessary to obtain the consent of any Noteholder or the Indenture Trustee. If the purpose of the amendment is to add or eliminate or change any provision of the Agreement, other than as specified in the preceding sentence, the amendment shall require the consent of the Holder and the consent of Noteholders evidencing more than 66 2/3% of the Outstanding Balance of the Notes; provided, however, that no such amendment shall, as evidenced by an Opinion of Counsel, adversely affect the tax status of the Trust; and provided, further, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or distributions that shall be required to be made for the benefit of the Noteholders or the Holder or (b) reduce the aforesaid percentage of the Outstanding Balance of the Notes required to consent to or to waive the requirement for the Holder to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Securities.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class X Ownership Certificate is registerable in the Certificate Register upon surrender of this Class X Ownership Certificate for registration of transfer at the offices or agencies of the Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon a new Class X Ownership Certificate will be issued to the designated transferee. The initial Certificate Registrar appointed under the Agreement is the Administrator.

     Except as provided in the Agreement, the Class X Ownership Certificate is issuable only in a minimum Percentage Interest of 100%. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may


                                     A-X-8
require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith or any expense incurred thereby.

     The Owner Trustee, the Certificate Paying Agent, the Certificate Registrar, the Administrator and any agent of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar and the Administrator may treat the Holder as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar, the Administrator or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.01 thereof and the termination of the Transfer and Servicing Agreement.


                                     A-X-9

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

________________________________________________________________________________

the within Class X Ownership Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

to transfer said Class X Ownership Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

     I [we] further direct the Certificate Registrar to issue a new Class X Ownership Certificate to the above-named assignee and deliver such Class X Ownership Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:
       ------------------------------   ----------------------------------------
                                        Signature by or on behalf of Assignor
-------------------------------------
   Authorized Officer
                                        ----------------------------------------
                                        Signature Guaranteed

-------------------------------------   ----------------------------------------
   Name of Institution                  NOTICE: The signature(s) of this
                                        assignment must correspond with the
                                        name(s) on the face of this Certificate
                                        without alteration or any change
                                        whatsoever. The signature must be
                                        guaranteed by a participant in the
                                        Securities Transfer Agents Medallion
                                        Program, the New York Stock Exchange
                                        Medallion Signature Program or the Stock
                                        Exchanges Medallion Program. Notarized
                                        or witnessed signatures are not
                                        acceptable as guaranteed signatures.


                                     A-X-10

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for the information of the Certificate Paying Agent. Distributions shall be made by wire transfer in immediately available funds to

________________________________________________________________________________

for the account of _____________________________________________________________

account number __________________ or, if mailed by check, to ___________________

_______________________________________________________________________________.

Applicable reports and statements should be mailed to __________________________

_______________________________________________________________________________.

This information is provided by _____________________________________________,

the assignee named above, or ____________________________________ as its agent.


                                        ----------------------------------------
                                        Signature of assignee or agent
                                        (for authorization of wire transfer
                                        only)


                                     A-X-11

                                                                     EXHIBIT A-R

                     [FORM OF CLASS R OWNERSHIP CERTIFICATE]

                                     [Face]

THIS CLASS R OWNERSHIP CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS CLASS R OWNERSHIP CERTIFICATE MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT, IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT PURSUANT TO RULE 144A. NO PERSON IS OBLIGATED TO REGISTER THIS CLASS R OWNERSHIP CERTIFICATE UNDER THE ACT OR ANY STATE SECURITIES LAWS.

THIS CLASS R OWNERSHIP CERTIFICATE MAY NOT BE ACQUIRED BY A TRANSFEREE FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY SUBSTANTIALLY SIMILAR LAW, OR ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO MAKE THE FOREGOING REPRESENTATIONS AND WILL FURTHER BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

THIS CLASS R OWNERSHIP CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS.

THIS CLASS R OWNERSHIP CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE TRANSFER AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CLASS R OWNERSHIP CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED AN AFFIDAVIT FROM THE PROPOSED TRANSFEREE IN WHICH THE PROPOSED TRANSFEREE DECLARES THAT IT IS A REAL ESTATE INVESTMENT TRUST (A "REIT") WITHIN THE MEANING OF SECTIONS 856 AND 857 OF THE CODE, A QUALIFIED REIT SUBSIDIARY WITHIN THE MEANING OF SECTION 856(i) OF THE CODE OR AN ENTITY THAT IS BOTH (A) SOLELY OWNED BY A REIT OR QUALIFIED REIT


                                      A-R-1

SUBSIDIARY AND (B) DISREGARDED AS AN ENTITY SEPARATE FROM ITS OWNER WITHIN THE MEANING OF SECTION 301.7701-2(C)(2) OF THE TREASURY REGULATIONS (A "DISREGARDED ENTITY"). MOREOVER, ANY ATTEMPTED TRANSFER OF THIS CLASS R OWNERSHIP CERTIFICATE TO A PERSON OTHER THAN A REIT, A QUALIFIED REIT SUBSIDIARY OR A DISREGARDED ENTITY SHALL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE SHALL ACQUIRE NO RIGHTS IN THIS CLASS R OWNERSHIP CERTIFICATE. FURTHERMORE, THIS CLASS R OWNERSHIP CERTIFICATE MAY ONLY BE TRANSFERRED IN A TRANSACTION IN WHICH THE TRANSFEREE ACQUIRES BOTH A 100% PERCENTAGE INTEREST IN THE CLASS R OWNERSHIP CERTIFICATE AND A 100% PERCENTAGE INTEREST IN THE CLASS X OWNERSHIP CERTIFICATE SUCH THAT AT ALL TIMES ONE PERSON WILL BE THE SOLE OWNER OF A 100% PERCENTAGE INTEREST IN THE CLASS R OWNERSHIP CERTIFICATE AND THE CLASS X OWNERSHIP CERTIFICATE.


                                      A-R-2

AEGIS ASSET BACKED SECURITIES TRUST 2006-1

     Certificate No. _________ Percentage Interest: 100%

     Principal Balance: $100.00

     First Payment Date: [________]

     Evidencing a fractional undivided equity interest in the Trust Estate, the property of which consists primarily of the Collateral in Aegis Asset Backed Securities Trust 2006-1 (the "Trust" or the "Issuer"), a Delaware statutory trust formed by Aegis Asset Backed Securities Corporation, a Delaware corporation, as depositor (the "Depositor"), pursuant to the Agreement referred to below.

     This certifies that [insert name of Holder] is the registered owner of the Percentage Interest referred to above.

     The Trust was created pursuant to a trust agreement dated as of October 1, 2006 (as amended and supplemented from time to time, the "Agreement" or "Trust Agreement"), among the Depositor, Wilmington Trust Company, as owner trustee (the "Owner Trustee," which term includes any successor entity under the Agreement), and Wells Fargo Bank, N.A., as administrator (in such capacity, the "Administrator"), a summary of certain of the pertinent provisions of which is set forth hereinafter. This Class R Ownership Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class R Ownership Certificate by virtue of the acceptance hereof assents and by which such Holder is bound, and the transfer and servicing agreement dated as of October 1, 2006 (as amended and supplemented from time to time, the "Transfer and Servicing Agreement"), among the Issuer, the Depositor, Aegis REIT Corporation, as seller, Wells Fargo Bank, N.A., as master servicer and administrator, Ocwen Loan Servicing, LLC, as servicer and Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee") and as custodian. Distributions on this Class R Ownership Certificate shall be made by the Administrator, in its capacity of Certificate Paying Agent under the Agreement.

     This Class R Ownership Certificate is issued under the Agreement to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Owner Trustee and the Holder of the Class R Ownership Certificate and the terms upon which the Class R Ownership Certificate is executed and delivered. The Trust Estate consists of the Collateral in the Aegis Asset Backed Securities Trust 2006-1. To the extent not otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement or the Transfer and Servicing Agreement. The rights of the Holder are subordinated to the rights of the Noteholders, as set forth in the indenture dated as of October 1, 2006 (as amended and supplemented from time to time, the "Indenture"), among the Issuer, the Indenture Trustee and the Administrator.

     There will be distributed on the 25th day of each month or, if such 25th day is not a Business Day, the next Business Day (each, a "Payment Date"), commencing in November 2006, to the Holder at the close of business on the last Business Day of the month preceding the


                                      A-R-3
month of such Payment Date (the "Record Date"), the amount to be distributed to the Holder on such Payment Date, all as provided in the Transfer and Servicing Agreement and the Trust Agreement.

     The Holder, by its acceptance of this Class R Ownership Certificate, agrees that it will look solely to the funds on deposit in the Certificate Distribution Account that have been released from the lien of the Indenture for payment hereunder and that neither the Owner Trustee, the Administrator or the Certificate Paying Agent in their individual capacities nor the Depositor is personally liable to the Holder for any amount payable under this Class R Ownership Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     The Holder acknowledges and agrees that its rights to receive distributions in respect of this Class R Ownership Certificate are subordinated to the rights of the Noteholders as described in the Indenture and the rights of the Owner Trustee as described in the Trust Agreement.

     The Depositor and the Holder, by acceptance of a Class R Ownership Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Class R Ownership Certificate for federal, state and local income tax purposes as an equity interest in the Trust.

     The Holder, by its acceptance of an Class R Ownership Certificate, covenants and agrees that it will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Class R Ownership Certificate, the Notes, the Agreement or any other of the Operative Documents.

     Distributions on this Class R Ownership Certificate will be made as provided in the Agreement by the Certificate Paying Agent by wire transfer or check mailed to the Holder without the presentation or surrender of this Class R Ownership Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class R Ownership Certificate will be made after due notice by the Certificate Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Class R Ownership Certificate at the office or agency maintained by the Certificate Registrar for that purpose.

     Reference is hereby made to the further provisions of this Class R Ownership Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, or an authenticating agent by manual signature, this Class R Ownership Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

     THIS CLASS R OWNERSHIP CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS,


                                      A-R-4

RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                      A-R-5

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class R Ownership Certificate to be duly executed.

                                      AEGIS ASSET BACKED SECURITIES TRUST 2006-1

                                      By: WILMINGTON TRUST COMPANY, not in its
                                      individual capacity but solely as Owner
                                      Trustee


                                      By:
                                          --------------------------------------
                                          Authorized Signatory

Dated: _________________________


                                      A-R-6

                          CERTIFICATE OF AUTHENTICATION

     This is the Class R Ownership Certificate referred to in the within-mentioned Trust Agreement.

                                      WELLS FARGO BANK, N.A., not in its
                                      individual capacity but solely as
                                      Administrator


                                      By:
                                          --------------------------------------
                                          Authorized Signatory

                                      Dated: _________________________


                                      A-R-7

                   [REVERSE OF CLASS R OWNERSHIP CERTIFICATE]

        AEGIS ASSET BACKED SECURITIES TRUST CLASS R OWNERSHIP CERTIFICATE

     The Class R Ownership Certificate does not represent an obligation of, or an interest in, the Depositor, the Seller, the Indenture Trustee, the Owner Trustee, the Administrator, Aegis Mortgage Corporation or any Affiliates of any of them and no recourse may be had against any such parties or their assets, except as expressly set forth or contemplated herein or in the Agreement or the other Operative Documents. In addition, this Class R Ownership Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Collateral, all as more specifically set forth herein. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

     The Agreement permits the amendment thereof as specified below, provided that any amendment be accompanied by an Opinion of Counsel to the effect that such amendment complies with the provisions of the Agreement and would not cause the Trust to be subject to an entity level tax. If the purpose of the amendment is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered, it shall not be necessary to obtain the consent of any Noteholder or the Indenture Trustee. If the purpose of the amendment is to add or eliminate or change any provision of the Agreement, other than as specified in the preceding sentence, the amendment shall require the consent of the Holder and the consent of Noteholders evidencing more than 662/3% of the Outstanding Balance of the Notes; provided, however, that no such amendment shall, as evidenced by an Opinion of Counsel, adversely affect the tax status of the Trust; and provided, further, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or distributions that shall be required to be made for the benefit of the Noteholders or the Holder or (b) reduce the aforesaid percentage of the Outstanding Balance of the Notes required to consent to or to waive the requirement for the Holder to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Securities.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class R Ownership Certificate is registerable in the Certificate Register upon surrender of this Class R Ownership Certificate for registration of transfer at the offices or agencies of the Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon a new Class R Ownership Certificate will be issued to the designated transferee. The initial Certificate Registrar appointed under the Agreement is the Administrator.

     Except as provided in the Agreement, the Class R Ownership Certificate is issuable only in a minimum Percentage Interest of 100%. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may


                                      A-R-8
require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith or any expense incurred thereby.

     The Owner Trustee, the Certificate Paying Agent, the Certificate Registrar, the Administrator and any agent of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar and the Administrator may treat the Holder as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar, the Administrator or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.01 thereof and the termination of the Transfer and Servicing Agreement.


                                      A-R-9

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

________________________________________________________________________________

the within Class R Ownership Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

to transfer said Class R Ownership Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

     I [we] further direct the Certificate Registrar to issue a new Class R Ownership Certificate to the above-named assignee and deliver such Class R Ownership Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:
       ------------------------------   ----------------------------------------
                                        Signature by or on behalf of Assignor

-------------------------------------
Authorized Officer                      ----------------------------------------
                                        Signature Guaranteed

-------------------------------------   ----------------------------------------
Name of Institution                     NOTICE: The signature(s) of this
                                        assignment must correspond with the
                                        name(s) on the face of this Certificate
                                        without alteration or any change
                                        whatsoever. The signature must be
                                        guaranteed by a participant in the
                                        Securities Transfer Agents Medallion
                                        Program, the New York Stock Exchange
                                        Medallion Signature Program or the Stock
                                        Exchanges Medallion Program. Notarized
                                        or witnessed signatures are not
                                        acceptable as guaranteed signatures.


                                     A-R-10

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for the information of the Certificate Paying Agent. Distributions shall be made by wire transfer in immediately available funds to

________________________________________________________________________________

for the account of _____________________________________________________________

account number __________________ or, if mailed by check, to ___________________

_______________________________________________________________________________.

Applicable reports and statements should be mailed to __________________________

_______________________________________________________________________________.

This information is provided by _______________________________________________,

the assignee named above, or ____________________________________ as its agent.


                                        ----------------------------------------
                                        Signature of assignee or agent
                                        (for authorization of wire transfer
                                        only)


                                     A-R-11

                                                                       EXHIBIT B

                                   [RESERVED]

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF TRUST OF

                   AEGIS ASSET BACKED SECURITIES TRUST 2006-1

     THIS Certificate of Trust of Aegis Asset Backed Securities Trust 2006-1 (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 DEL. CODE, Sections 3801 et seq.) (the "Act")

     1. NAME. The name of the statutory trust formed hereby is "AEGIS ASSET BACKED SECURITIES TRUST 2006-1."

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective on [ ],
2006.

     IN WITNESS WHEREOF, the undersigned, being the owner trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                        WILMINGTON TRUST COMPANY,
                                        as Owner Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                                                     EXHIBIT D-1

                       FORM OF RULE 144A INVESTMENT LETTER

                                                                ________________
                                                                      Date

WELLS FARGO BANK, N.A.,
   as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention: Corporate Trust Department

Re: Aegis Asset Backed Securities Trust 2006-1
    Ownership Certificates

Ladies and Gentlemen:

     In connection with our acquisition of the Aegis Asset Backed Securities Trust 2006-1 Ownership Certificates (the "Certificates"), we certify that (a) we understand that the Certificates has not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and is being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investment in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Aegis Asset Backed Securities Corporation (the "Depositor") concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Certificates or any interest in the Certificates, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Certificates or any interest in the Certificates from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificates and (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A"). We are aware that the sale to us is being made in reliance on Rule 144A.

     We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and understand that such Certificates may be resold, pledged or transferred only (1) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (2) pursuant to another exemption from registration under the Act.

     In addition, we hereby certify that we are not an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Internal Revenue Code of 1986, as amended (or to any other substantially similar law) or any entity deemed to hold the plan assets of the foregoing.

     We hereby acknowledge that under the terms of the Trust Agreement among Aegis Asset Backed Securities Corporation, as Depositor, Wilmington Trust Company, as Owner Trustee, and Wells Fargo Bank, N.A., as Administrator, dated as of October 1, 2006, no transfer of the Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

     We hereby indemnify the Depositor, Certificate Registrar and the Owner Trustee against any liability that may result to either of them if our transfer or other disposition of the Certificates (or any interest therein) is not exempt from the registration requirements of the Act and any applicable state securities laws or is not made in accordance with such federal and state laws, the provisions of this certificate or the applicable provisions of the Indenture.

                                        Very truly yours,

                                        [Name of Transferee]


                                        By:
                                            ------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                                                       EXHIBIT E

                       OWNER TRUSTEE FEE LETTER AGREEMENT

                              [Retained on file at:

                            Wilmington Trust Company
                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890]

                                                                       EXHIBIT F

  FORM OF REPRESENTATION AND WARRANTY REGARDING TRANSFEREE'S STATUS AS A REIT,
                 QUALIFIED REIT SUBSIDIARY OR DISREGARDED ENTITY

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600
Attention: Aegis 2006-1

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Aegis 2006-1

Re: Aegis Asset Backed Securities Trust 2006-1
    Ownership Certificates

     This representation and warranty is delivered pursuant to Section 3.03 of the Trust Agreement dated as of October 1, 2006 (the "Agreement"), among Aegis Asset Backed Securities Corporation, as depositor (the "Depositor"), Wilmington Trust Company, as owner trustee (the "Owner Trustee"), and Wells Fargo Bank, N.A., as administrator (the "Administrator"), in connection with the transfer by [Aegis Asset Backed Securities Trust 2006-1 (the "Trust") to the undersigned] [the [transferor] to the undersigned] as beneficial owner (the "Beneficial Owner") of a 100% Percentage Interest in each of the Class X Ownership Certificate and the Class R Ownership Certificate. Capitalized terms used but not defined in this document have the meanings ascribed to them in the Agreement.

     The Beneficial Owner hereby certifies that it has received a copy of the Agreement and that it understands the restrictions on transferability of the Ownership Certificates set forth in Section 3.03 of the Agreement and the indemnity provisions set forth in Section 7.02 of the Agreement. In connection with the transfer of the Ownership Certificates to the Beneficial Owner, the Beneficial Owner represents and warrants that:

          (1) The Beneficial Owner either (i) qualifies for taxation as a real estate investment trust (a "REIT") within the meaning of Sections 856 and 857 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) is a qualified REIT subsidiary within the meaning of Section 856(i) of the Code (a "Qualified REIT Subsidiary") or (iii) is an entity (a "Disregarded Entity") that is both (A) solely owned by an entity described in (i) or
     (ii) and (B) is disregarded as an entity separate from its owner within the meaning of Section 301.7701-2(c)(2) of the Treasury Regulations..

          (2) The Beneficial Owner hereby agrees to be subject to the indemnification provisions set out in Section 7.02 of the Agreement, and hereby warrants that the Beneficial Owner shall indemnify the Trust for any income tax imposed upon the Trust due to the Beneficial Owner's failure to qualify as a REIT, a Qualified REIT Subsidiary or a Disregarded Entity at any time at which such Beneficial Owner owns the Ownership Certificates.

          (3) The Beneficial Owner hereby agrees to be subject to the provisions governing events of default set out in the Indenture among Aegis Asset Backed Securities Trust 2006-1 (the "Trust"), as issuer, Deutsche Bank National Trust Company, as indenture trustee, and Wells Fargo Bank, N.A., as administrator, dated as of October 1, 2006.

          (4) The Beneficial Owner hereby agrees to notify the Trust within sixty (60) days of the date on which the Beneficial Owner discovers that it has failed to qualify as a REIT, a Qualified REIT Subsidiary or a Disregarded Entity at any time at which the Beneficial Owner owns the Ownership Certificates.

          (5) The Beneficial Owner is not, and on _________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code or any substantially similar applicable law (collectively, a "Plan") or a person acting on behalf of or investing the assets of any such Plan to acquire the Ownership Certificates.

          (6) The Beneficial Owner hereby acknowledges that under the terms of the Agreement, no transfer of the Ownership Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee to the effect that such transferee (i) is not a Plan and is not using the assets of any Plan to acquire the Ownership Certificates and (ii) is a REIT, a Qualified REIT Subsidiary or a Disregarded Entity.

          (7) The Beneficial Owner will not transfer the Ownership Certificates to any person or entity (i) as to which the Purchaser has reason to believe does not satisfy the requirements set forth in this affidavit, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Certificate Registrar a written statement substantially in the form of Exhibit F to the Agreement.

The Holder of the Ownership Certificates will not take any action or inaction that would cause the Trust to be subject to any United States federal income taxation.

                                    EXHIBIT G

    SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

     The Owner Trustee shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria," as identified by a mark in the column titled "Applicable Servicing Criteria":

                                                                                                        APPLICABLE
                                        SERVICING CRITERIA                                          SERVICING CRITERIA
----------------------------------------------------------------------------------------------------------------------
    REFERENCE                                         CRITERIA
----------------------------------------------------------------------------------------------------------------------
                                          GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any performance or other                X
                   triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are outsourced to third parties, policies            X
                   and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

                                         CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or to an investor            X
                   are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash reserve accounts or                X
                   accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured depository                    X
                   institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized access.                     X

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all asset-backed                      X
                   securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate;
                   (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C)
                   reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                                                                                        APPLICABLE
                                        SERVICING CRITERIA                                          SERVICING CRITERIA
----------------------------------------------------------------------------------------------------------------------
    REFERENCE                                         CRITERIA
----------------------------------------------------------------------------------------------------------------------
                                         INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the Commission, are                X
                   maintained in accordance with the transaction agreements and applicable
                   Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in accordance with                    X
                   timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two business days to the              X
                   Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree with cancelled               X
                   checks, or other form of payment, or custodial bank statements.

                                              POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's mortgage loans
                   (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.
                   Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

                                                                                                        APPLICABLE
                                        SERVICING CRITERIA                                          SERVICING CRITERIA
----------------------------------------------------------------------------------------------------------------------
    REFERENCE                                         CRITERIA
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as escrow accounts):
                   (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                   and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item 1114(a)(1)
                   through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                    EXHIBIT H

                               TRANSACTION PARTIES

Indenture Trustee...........................Deutsche Bank National Trust Company

Owner Trustee...............................Wilmington Trust Company

Administrator...............................Wells Fargo Bank, N.A.

Master Servicer.............................Wells Fargo Bank, N.A.

Custodian(s)................................Deutsche Bank National Trust Company

Credit Risk Manager.........................N/A

PMI Insurer(s)..............................N/A

Interest Rate Derivatives Counterparty......Bear Stearns Financial Products Inc.

Interest Rate Cap Counterparty..............Bear Stearns Financial Products Inc.

Servicer(s).................................Ocwen Loan Servicing, LLC

Subservicer(s)..............................Aegis Mortgage Corporation

Originator(s)...............................Aegis Funding Corporation
                                            Aegis Lending Corporation

Sponsor/Seller..............................Aegis Mortgage Corporation


                                       H-1